Exhibit 10.1

STOCKHOLDERS AGREEMENT

by and between

NEWS CORPORATION

and

THE MURDOCH FAMILY TRUST

Dated as of September 21, 2021

- i -

STOCKHOLDERS AGREEMENT

This Stockholders Agreement, dated as of September 21, 2021 (this “Agreement”), is by and between News Corporation, a Delaware corporation (the “Company”), and the Murdoch Family Trust, a trust governed by the laws of Nevada and of which Cruden Financial Services LLC is the sole trustee (the “Trust”).  Each of the Company and the Trust is referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Trust Beneficially Owns shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”); and

WHEREAS, the Parties desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

OWNERSHIP AND ACQUISITION OF COVERED VOTING SECURITIES

Section 1.01.      Murdoch Family Interests’ Ownership of Covered Voting Securities.

(a)        The Trust agrees that it and its Subsidiaries, if any, shall not, during the term of this Agreement, directly or indirectly, alone or in concert with others, own, acquire, offer to acquire or agree or enter into any understanding or arrangement to acquire, whether by purchase, tender or exchange offer, merger, through the acquisition of control of another Person, by joining a partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through a voting agreement, proxy, swap or hedging or other derivative transaction or otherwise, any Covered Voting Securities or any rights (including voting rights) decoupled from the underlying Covered Voting Securities that, to the Trust’s Knowledge, would result in, or following which, (a) the Murdoch Family Interests and (b) any other Person(s) (i) acting in concert or having any agreement, arrangement or understanding with the Trust or (ii) that is a member of any partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) with the Trust, in the case of each of clauses (i) and (ii), in respect of Covered Voting Securities (any of the Persons described in this clause (b), a “Group Member”), collectively having Beneficial Ownership of Covered Voting Securities in the aggregate representing more than 44.0% of the voting power of the Company Full Voting Shares outstanding at such time (the “Ownership Threshold”), or that, to the Trust’s Knowledge, would result in an increase in the Trust’s Beneficial Ownership of Class B Common Stock in excess of the Annual Threshold in any twelve (12)-month period.

(b)        The foregoing notwithstanding, the Trust may request, on a confidential basis, that the Company approve in advance an action that would otherwise not be permitted pursuant to Section 1.01(a).  Any such approval may be provided on behalf of the Company by, and only by, a majority vote of the Independent Directors or a majority vote of the members of a Company Independent Committee (such vote, in either case, “Independent Approval”), and such approval may be granted or denied in such Independent Directors’ or Company Independent Committee’s sole discretion.  No Independent Approval shall be required pursuant to this Agreement to effect any transaction in respect of which the holders of shares of Class A Common Stock are entitled to vote pursuant to Article IV, Section 4(a)(i)(1)(C) of the Company’s Restated Certificate of Incorporation and as to which the requisite stockholder approval is obtained.

Section 1.02.      Company Acquisition of Covered Voting Securities.  The Company agrees that it shall not, and shall cause its Subsidiaries not to, directly or indirectly, acquire or agree to acquire by share repurchase, tender or exchange offer or other similar action, Covered Voting Securities if, to the Company’s Knowledge, such acquisition or agreement would:

(a)        result in the Murdoch Family Interests and Group Members collectively having Beneficial Ownership of Covered Voting Securities in the aggregate representing more than the Ownership Threshold; or

(b)        when combined with all other acquisitions of Covered Voting Securities by the Company and the Trust during the twelve (12)-month period immediately prior to the applicable acquisition or agreement, result in the percentage of outstanding shares of Class B Common Stock Beneficially Owned in the aggregate by the Trust increasing by more than 1.75% (calculated in a manner consistent with the rules and regulations of the Commission, the “Annual Threshold”) in such twelve (12)-month period.

Section 1.03.      Cooperation.

(a)        To the extent such information is not publicly disclosed, the Company shall promptly inform the Trust, on a confidential basis, regarding any acquisitions by the Company or its Subsidiaries of Class B Common Stock.

(b)        To the extent such information is not publicly disclosed, the Trust shall promptly inform the Company, on a confidential basis, regarding any acquisitions or dispositions of Beneficial Ownership of Covered Voting Securities by the Trust or, to the Trust’s Knowledge, any Group Member.

(c)        In connection with the record date for each meeting of stockholders of the Company during the period that this Agreement is in effect, the Trust will seek to confirm with each Murdoch Individual, in each case as of such record date, (i) the Beneficial Ownership of Covered Voting Securities of such Murdoch Individual and (ii) the Beneficial Ownership of Covered Voting Securities of each Murdoch Covered Person with respect to such Murdoch Individual (clauses (i) and (ii) collectively, the “Requested Information”).  The Trust will report the results of such confirmation (including, if applicable, any failures of a Murdoch Individual to respond) in writing to the Company, together with the Beneficial Ownership of Covered Voting Securities of the Trust and, to the Trust’s Knowledge, any Group Member, as of such record date, on the earlier of the (x) tenth (10th) business day following such record date and (y) date that is two (2) business days prior to the applicable meeting of the Company’s stockholders.

(d)        Upon the written request of the Company, the Trust will, from time to time, seek to confirm with each Murdoch Individual the Requested Information for such Murdoch Individual and each Murdoch Covered Person as of a date identified by the Company, and provide the Requested Information to the Company, together with the Beneficial Ownership of the Trust and, to the Trust’s Knowledge, any Group Member, as promptly as reasonably practicable following such request, if the Company:

(i)          is required by any Governmental Authority to provide updated information with respect to such Requested Information;

(ii)         reasonably deems it necessary to determine the Beneficial Ownership of any of the Murdoch Family Interests or any Group Member to ensure that a proposed repurchase of Covered Voting Securities does not result in (x) the Murdoch Family Interests, together with any Group Member, having Beneficial Ownership of Covered Voting Securities in excess of the Ownership Threshold or (y) the Trust having Beneficial Ownership of Class B Common Stock in excess of the Annual Threshold; or

(iii)        reasonably deems it necessary to determine compliance with Section 1.04.

(e)        If the Trust or the Company reasonably believes there may have been a material change in the Beneficial Ownership of any Covered Voting Securities by any Murdoch Individual or any Murdoch Covered Person, the Trust will seek to confirm (including upon the request of the Company, if applicable) the Requested Information and report the results of such confirmation (including, if applicable, any failures of a Murdoch Individual to respond) in writing to the Company as promptly as reasonably practicable.

(f)        The Company and the Trust agree to keep confidential any Requested Information reported to the Company, except as required by Law.

Section 1.04.      Treatment of Excess Shares in Specified Circumstances.  In the event that, as of the record date for any annual or special meeting of stockholders of the Company, to the Trust’s Knowledge, the aggregate Beneficial Ownership of Covered Voting Securities by the Murdoch Family Interests exceeds the Ownership Threshold (such excess number of Covered Voting Securities, the “Excess Shares”), the Trust will cause such Excess Shares (a) not to be voted on any matter at such meeting of the Company’s stockholders to the extent that the sum of (i) the votes of the Covered Voting Securities Beneficially Owned by the Trust on such matter and (ii) the votes of the Covered Voting Securities Beneficially Owned by any other Murdoch Family Interest that are voted for the same outcome on such matter as the votes in clause (i) (to the extent known to the Company or the Trust) would exceed the Ownership Threshold; or (b) to be voted otherwise in the discretion of the Trust (subject to compliance with clause (a)).

Section 1.05.      Notice of Distribution of Covered Voting Securities.  Not less than four (4) months (or such shorter period as may be authorized by Independent Approval) prior to any distribution by the Trust of Covered Voting Securities of the type described in Section 4.07, the Trust shall provide written notice to the Company (a “Distribution Notice”), which Distribution Notice shall set forth (a) the Trust’s good faith estimate of the anticipated date of such distribution and (b) the Trust’s plan to effect such distribution, including, if such distribution is not effected through a dispersed public offering, the identities of the Persons anticipated to receive Covered Voting Securities in such distribution and the number of Covered Voting Securities expected to be received by each such Person.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.      Representations and Warranties of the Company.  The Company represents and warrants to the Trust that:  (a) the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance by the Company of its obligations hereunder; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Trust, is enforceable against the Company in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company’s certificate of incorporation or bylaws or any material agreement to which the Company is a party.

Section 2.02.      Representations and Warranties of the Trust.  The Trust represents and warrants to the Company that:  (a) the Trust is a trust duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the corporate, trust or other power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Trust and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary corporate, trust or other action on the part of the Trust and no other proceedings on the part of the Trust are necessary to authorize this Agreement or the performance of the Trust of its obligations hereunder; (c) this Agreement has been duly executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Trust in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by the Trust constitutes a breach or violation of or conflicts with the Trust’s organizational documents.

ARTICLE III

DEFINITIONS

Section 3.01.      Defined Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)        “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(b)        “Annual Threshold” shall have the meaning set forth in Section 1.02(b).

(c)        “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act as of the date hereof, except that for purposes of this Agreement (other than with respect to measurement of the Annual Threshold) the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time, and shall include, for purposes of this Agreement, any securities as to which such Person has an agreement or understanding with regard to the voting thereof (excluding for the avoidance of doubt, this Agreement).

(d)        “Board” shall mean the Board of Directors of the Company.

(e)        “business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

(f)        “Chosen Courts” shall have the meaning set forth in Section 4.04.

(g)        “Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

(h)        “Class B Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(i)         “Commission” shall mean the Securities and Exchange Commission.

(j)         “Company” shall have the meaning set forth in the preamble to this Agreement.

(k)        “Company Full Voting Shares” shall mean (a) the Class B Common Stock and (b) any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or other voting or equity securities of or ownership interests in the Company that have voting rights similar to the voting rights of the Class B Common Stock (and excluding, for the avoidance of doubt, securities whose voting rights are essentially identical to those of the Class A Common Stock as of the date of this Agreement); provided, that any determination as to whether voting rights are “similar” or “substantially identical” shall be made by Independent Approval.

(l)         “Company Independent Committee” shall mean a committee of the Board comprised solely of one or more of the Independent Directors serving on the Board at the applicable time.  For the avoidance of doubt, a Company Independent Committee may be another committee of the Board of Directors comprised solely of Independent Directors (such as the Audit Committee).

(m)       “Company’s Knowledge” shall mean the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel (and, in each case, any future officer of the Company with substantially similar responsibilities), other than, in each case, any individual serving in such capacity who is a Murdoch Individual, a Murdoch Covered Person or a trustee or beneficiary of the Trust or any of its affiliates.

(n)        “Covered Voting Securities” shall mean the Class B Common Stock, any other Company Full Voting Shares and any rights to subscribe for or calls or securities or rights convertible into or exchangeable or exercisable for any Class B Common Stock or other Company Full Voting Shares.

(o)        “Distribution Notice” shall have the meaning set forth in Section 1.05.

(p)        “Excess Shares” shall have the meaning set forth in Section 1.04.

(q)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(r)         “Governmental Authority” shall mean any supranational, national, federal, state, provincial county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign, including, for the avoidance of doubt, the Commission and any stock exchange.

(s)        “Group Member” shall have the meaning set forth in Section 1.01(a).

(t)         “Independent Approval” shall have the meaning set forth in Section 1.01(b).

(u)        “Independent Directors” shall mean members of the Board who are (i) “independent directors” as defined by the rules of the applicable stock exchange(s) on which the Class B Common Stock or any other shares of the Company’s common stock are listed at the applicable time, (ii) independent (within the meaning of the corporate law of the state of Delaware, including the Delaware common law) of any Murdoch Family Interest and any Group Member, (iii) not trustees or beneficiaries of the Trust or any of its affiliates; (iv) not members of the management of the Company or any Murdoch Family Interest, Group Member or Person over which any Murdoch Family Interest or Group Member exercises direct or indirect control and (v) otherwise disinterested (within the meaning of the corporate law of the state of Delaware, including the Delaware common law) in any decision contemplated by this Agreement to be determined by Independent Approval.

(v)        “Law” shall mean all supranational, national, federal, state, provincial, county, local, municipal or other laws, statutes, ordinances, regulations and rules of any Governmental Authority (including the rules and regulations of the Commission and applicable stock exchange rules), and all judgments, orders, writs, awards, preliminary or permanent injunctions or decrees of any Governmental Authority.

(w)       “Litigation” shall have the meaning set forth in Section 4.04.

(x)        “Murdoch Covered Person” means, with respect to any Murdoch Individual:  (i) any Person (A) a significant purpose of which Person is to invest in, manage or otherwise acquire Beneficial Ownership of Covered Voting Securities and of which such Murdoch Individual or spouse or lineal descendant thereof is, directly or indirectly, a member, equity holder, partner or beneficiary or (B) as to which such Murdoch Individual or spouse or lineal descendent thereof is an officer, director, general partner, trustee or similar senior executive or manager; (ii) the spouse of such Murdoch Individual; or (iii) the lineal descendants of such Murdoch Individual or such Murdoch Individual’s spouse.  Lineal descendants shall include adopted Persons.

(y)        “Murdoch Family Interests” shall mean (i) the Trust, (ii) the Murdoch Individuals and (iii) the Murdoch Covered Persons.

(z)        “Murdoch Individual” shall mean K. Rupert Murdoch and each of the children of K. Rupert Murdoch.

(aa)      “Ownership Threshold” shall have the meaning set forth in Section 1.01(a).

(bb)      “Parties” shall have the meaning set forth in the preamble to this Agreement.

(cc)      “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, other entity, government or department or agency of a government.

(dd)      “Requested Information” shall have the meaning set forth in Section 1.03(c).

(ee)      “Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

(ff)       “Trust” shall have the meaning set forth in the preamble to this Agreement.

(gg)      “Trust’s Knowledge” shall mean the actual knowledge of Arthur M. Siskind or David F. DeVoe, or such successor individuals as the Parties shall agree.

ARTICLE IV

MISCELLANEOUS

Section 4.01.      Notices.  Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second business day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next business day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

if to the Trust, to:

 Murdoch Family Trust
 c/o Arthur M. Siskind
 1211 Avenue of the Americas
 13th Floor
 New York, NY 10036
 Email:  Arthur.Siskind@Fox.com

with a copy to:

 Covington & Burling LLP
 620 Eight Avenue
 New York, NY 10018-1405
 Attention:  Stephen A. Infante, Esq.
 Email:        sinfante@cov.com

if to the Company, to:

 News Corporation
 1211 Avenue of the Americas
 New York, NY  10036
 Attention:  General Counsel
 Email:        dpitofsky@newscorp.com

with a copy to:

 Wachtell, Lipton, Rosen & Katz
 51 West 52nd Street
 New York, NY  10019
 Attention:    Andrew J. Nussbaum, Esq.
 Email:          AJNussbaum@wlrk.com

or such other address or email address as such Party may hereafter specify by like notice to the other Parties hereto.

Section 4.02.      Amendments; No Waivers.

(a)        Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Trust and the Company, or in the case of a waiver, by the Trust, if the waiver is to be effective against the Trust, or by the Company, if the waiver is to be effective against the Company.  Any amendment or waiver by the Company shall be authorized by Independent Approval.

(b)        No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 4.03.      Successors and Assigns; Parties in Interest.  Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any Party without the prior written consent of the other Party (in the case of the Company, with such assignment or such consent to assignment being authorized by Independent Approval).  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer any rights, remedies or causes of action under or by reason of this Agreement upon any Person other than the Parties and their respective successors and permitted assigns.

Section 4.04.      Governing Law; Consent to Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware, without giving effect to the principles of conflicts of Laws.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the matters contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its address set forth in this Agreement shall be effective service of process for any such Litigation brought against it in any such court.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of or relating to this Agreement or the matters contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the matters contemplated hereby.

Section 4.05.      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.06.      Specific Performance.  The Parties each acknowledge and agree that the Parties’ respective remedies at Law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the Trust, on the one hand, or the Company, on the other hand, of the provisions of this Agreement, in addition to any remedies at Law, the Company and the Trust, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.07.      Termination.  This Agreement shall terminate and be of no further force and effect for all Parties upon the distribution by the Trust of all or substantially all of the Covered Voting Securities Beneficially Owned by the Trust (including in connection with the dissolution or winding-up of the Trust); provided, that the Trust has complied with the notice requirement set forth in Section 1.05.

Section 4.08.      Fees and Expenses.   The Company shall bear the cost of any reasonable and documented fees and expenses (including any governmental filing fees) incurred directly by the Trust in connection with the negotiation and execution of this Agreement (or the repurchase by the Company of any Class B Common Stock) and any third-party stockholder or derivative claim arising as a result of the execution and announcement of this Agreement (or the repurchase by the Company of any Class B Common Stock).

Section 4.09.      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that the Parties shall negotiate in good faith to attempt to place the Parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

Section 4.10.      Effective Time.  This Agreement shall be effective as of the date hereof.

Section 4.11.      Entire Agreement.  This Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.12.      Interpretation.  References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement, unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.  Words in the singular shall be held to include the plural and vice versa.  References to “written” or “in writing” include in electronic form.  The word “or” shall not be exclusive.  The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and not merely “if.”  Each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement.  A reference to any Person includes such Person’s successors and permitted assigns.

Section 4.13.      Headings.  The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Stockholders Agreement to be duly executed as of the day and year first above written.

NEWS CORPORATION

By	/s/ David Pitofsky
Name:	David Pitofsky
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

MURDOCH FAMILY TRUST

By	CRUDEN FINANCIAL SERVICES LLC, its sole trustee

Name:	Arthur M. Siskind
Title:	Vice-President

By	/s/ Arthur Siskind

[Signature Page to Stockholders Agreement]